Exhibit 10.1

3/14/2024

Anand Kumar

_______________

_______________

Healthcare Triangle, Inc. (HCTI) is pleased to offer you the role of interim CEO.

Itemized below are the proposed terms of our offer:

1.	As interim CEO and a full time, permanent employee, your base salary will be $240,000 per year.

2.	As a full time, permanent employee, you will be entitled to participate in our Unlimited Vacation Policy. You are also entitled to 7 paid company holidays.

3.	Your start date is March 15, 2024.

4.	You will be eligible to continue participating in our 401K plan.

5.	Other benefits include health insurance, dental insurance, vision insurance, flexible spending account, life insurance, worker’s compensation, and voluntary benefits insurance.

6.	Pay and expense reimbursement will be distributed twice a month following the completion of each normal pay period, on the 15th and last day of the month. You will be eligible to enroll in direct deposit.

7.	This offer is contingent on the successful completion of a background check and drug screen.

We will look upon you as an emissary of the company and ask that you help us to reinforce a standard of high ethics in working with fellow Healthcare Triangle associates and with our clients.

Kindly indicate your receipt and acknowledgment by your electronic signature.

We once again welcome you to be a part of Healthcare Triangle. We appreciate your confidence in our business philosophy and look forward to working closely with you.

My Best Regards,

_________________
Thyagarajan Ramachandran	Date
Chief Financial Officer

I ___________________ have read and understood the letter of offer and hereby accept your offer of employment.

Signature: _____________________	Date: ________________________